Press Release
FOR RELEASE: April 2, 2020

APOGEE ENTERPRISES REPORTS FISCAL 2020 FOURTH QUARTER AND FULL-YEAR RESULTS AND PROVIDES BUSINESS UPDATE

•	Fourth quarter earnings of $0.45 per diluted share and full-year EPS of $2.32, above prior guidance range

•	Significant backlog growth during the quarter

•	Strong cash flow, with $54 million of cash flow from operations in the quarter

•	Company receives commitment to extend maturity of term loan

MINNEAPOLIS, MN, April 2, 2020 - Apogee Enterprises, Inc. (Nasdaq: APOG) today announced its fiscal 2020 fourth-quarter and full-year results and provided a business update.

Joseph F. Puishys, Chief Executive Officer said, “We had a strong fourth quarter, ending fiscal 2020 on a positive note, with earnings above our prior guidance range, strong order flow leading to record backlog levels, and cash flow from operations well above the prior year. We also made significant progress on key strategic initiatives, including our procurement savings program and other cost-savings actions, with line of sight to our $30 to $40 million annual savings target when fully implemented. We entered fiscal year 2021 with a solid foundation, good momentum in our business and a path to improved performance.”

Mr. Puishys continued, “Even with this solid performance and encouraging momentum in our business, the events surrounding the COVID-19 outbreak that have happened since the quarter-end have become our primary focus. As a company, we are stepping up to this challenge. Our top priority is safeguarding the health and safety of our employees and their families, while we continue to serve our customers and ensure the long-term health of our business. We have a robust action plan in place to reduce the risk of infection in our facilities, minimize disruption to our operations and manage a rapidly changing environment. To this point, all of Apogee’s architectural segments continue to operate, ship product and meet our customer’s requirements,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

while our Large-Scale Optical segment is seeing a more significant reduction in near-term customer demand.  The situation is evolving quickly and we are assessing the potential impact on our business and evaluating actions to react to changing market conditions. In light of this uncertainty, we are not providing annual guidance for fiscal 2021 at this time.”

Mr. Puishys concluded, “As all of us come together to fight our way through the COVID-19 situation, we know there will be light ahead. We’re dealing with this period of uncertainty starting from a position of strength and I am confident that we have the resources to navigate through this environment. I am also confident that Apogee will emerge from this situation poised for future success.”

Consolidated results
Fourth-quarter revenue was $337.1 million, compared to $346.3 million in the fourth quarter of fiscal year 2019. Earnings per diluted share were $0.45 in the fourth quarter, compared to a net loss of $(0.45) per share in the fourth quarter of fiscal 2019. Earnings in the fourth-quarter and the prior-year quarter included pre-tax charges for acquired project matters of $2.0 million and $42.6 million respectively. The prior-year quarter also included a pre-tax charge of $3.1 million for trade name impairment. Fourth quarter adjusted earnings, excluding the charges, were $0.51 per diluted share, compared to $0.85 in the prior-year period.

Full-year fiscal 2020 revenue was $1.38 billion, compared to $1.40 billion in the prior-year. Full-year earnings were $2.32 per diluted share, compared to $1.63 in fiscal 2019, with full-year adjusted earnings per share of $2.38, compared to $2.96 in fiscal 2019.

Segment Results

Architectural Framing Systems

•	Backlog increases 14 percent to $432 million
As forecasted, Architectural Framing Systems revenue in the fourth quarter declined to $153.2 million, from $170.6 million in the prior year period, primarily due to lower volumes. Operating income was $2.0 million, with operating margin of 1.3 percent, compared to $6.1 million and 3.6 percent respectively in the prior year quarter, reflecting lower revenue and the impact of operational difficulties that were identified in the third quarter, which have been addressed. Operating income in the prior-year quarter included a $3.1 million charge for a trade name impairment. Excluding this charge, adjusted operating income in the prior-year period was $9.5 million. Segment backlog increased by 14 percent to $432 million, compared to $378 million a quarter ago.

Architectural Glass

•	New small projects manufacturing facility fully operational
Architectural Glass revenue in the fourth quarter was $98.3 million, compared to $103.7 million in the prior year quarter, reflecting lower volumes driven by increased competition from foreign competitors leveraging the strength of the U.S. dollar. Operating income was $3.8 million and operating margin was 3.9 percent, in-line with our expectations, but down from $7.3 million and 7.1 percent respectively in last year’s fourth quarter, due to start-up costs related to the new manufacturing facility for the small projects growth initiative, higher insurance costs, and decreased volumes, partially offset by improved factory productivity.

Architectural Services

•	Backlog grows 9 percent in the fourth quarter, to record $660 million
Architectural Services continued to have strong order flow during the quarter, with segment backlog increasing by 9 percent to a record $660 million, from $607 million last quarter. The segment’s revenue grew to $73.4 million in the fourth quarter, up from $66.3 million in the prior-year quarter, on higher volumes driven by favorable project timing. Fourth-quarter operating income was $8.5 million with operating margin of 11.6 percent, compared to the record levels of $9.1 million and 13.7 percent respectively in the prior-year period.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Operating income and margins in the prior-year quarter benefited from favorable project maturity as a number of projects came to completion.

Large-Scale Optical

•	Operating margin improves to 33 percent in the quarter
Large-Scale Optical revenue was $21.5 million, compared to $24.0 million in the fourth quarter last year, primarily due to lower U.S. retail sales. Operating income was $7.1 million and operating margin was 33.0 percent, compared to $7.2 million and 29.9 percent respectively in last year’s fourth quarter, reflecting good cost control and higher productivity, which offset the lower revenue.

Financial Condition
Net cash provided by operating activities in fiscal 2020 was $107.3 million, an increase of 11 percent compared to $96.4 million last year. Capital expenditures for the fiscal year were $51.4 million, compared to $60.7 million in fiscal 2019. In the fourth quarter, the company repurchased 155,000 shares of stock for $5.1 million. For the full-year, Apogee returned $43.9 million of cash to shareholders through dividend payments and share repurchases.

During the quarter, the company reduced its total debt by $33 million, to $218 million, compared to $251 million at the end of the third quarter, and down from $246 million at the end of fiscal 2019. Subsequent to the end of the quarter, the company received a commitment from its bank group to extend its $150 million term loan, which will move the maturity to April 2021 and is expected to close later this month.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update. This call will be webcast and is available in the Investor Relations section of the company’s website at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) delivers distinctive solutions for enclosing commercial buildings and framing art. Headquartered in Minneapolis, MN, we are a leader in architectural products and services, providing architectural glass, aluminum framing systems and installation services for buildings, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•
Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure include: the impact of acquisition-related costs, amortization of short-lived acquired intangibles associated with backlog, restructuring costs, non-cash goodwill and other intangible impairment costs, and acquired project-related charges.

•
Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial amount of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength.

•
Adjusted EBITDA is equal to the sum of adjusted operating income depreciation and amortization expenses.  We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of period-to-period changes in taxes, interest expense, and costs associated with capital investments and acquired companies.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) potential negative impact from pandemic health issues, such as the coronavirus / COVID-19, on our future financial results of operations, our future financial condition, and our ability to continue business activities in affected regions; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) loss of key personnel and inability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could result in losses on individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security threats; (N) cost of compliance with and changes in environmental regulations; (O) commodity price fluctuations, trade policy impacts, and supply availability; and (P) integration of recent acquisitions and management of acquired contracts. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Thirteen	Thirteen		Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended		Weeks Ended	Weeks Ended
In thousands, except per share amounts	February 29, 2020	March 2, 2019	% Change	February 29, 2020	March 2, 2019	% Change
Net sales	$337,100	$346,255	(3)%	$1,387,439	$1,402,637	(1)%
Cost of sales	259,625	301,976	(14)%	1,068,480	1,109,072	(4)%
Gross profit	77,475	44,279	75%	318,959	293,565	9%
Selling, general and administrative expenses	61,837	59,057	5%	231,111	226,281	2%
Operating income (loss)	15,638	(14,778)	N/M	87,848	67,284	31%
Interest and other expense, net	1,520	2,368	(36)%	8,098	8,622	(6)%
Earnings (loss) before income taxes	14,118	(17,146)	N/M	79,750	58,662	36%
Income tax expense (benefit)	2,160	(5,062)	N/M	17,836	12,968	38%
Net earnings (loss)	$11,958	$(12,084)	N/M	$61,914	$45,694	35%

Earnings (loss) per share - basic	$0.45	$(0.45)	N/M	$2.34	$1.64	43%
Average common shares outstanding	26,454	27,117	(2)%	26,474	27,802	(5)%
Earnings (loss) per share - diluted	$0.45	$(0.45)	N/M	$2.32	$1.63	42%
Average common and common equivalent shares outstanding	26,746	27,117	(1)%	26,729	28,082	(5)%
Cash dividends per common share	$0.1875	$0.1750	7%	$0.7125	$0.6475	10%

Business Segment Information
(Unaudited)
	Thirteen	Thirteen		Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended		Weeks Ended	Weeks Ended
In thousands	February 29, 2020	March 2, 2019	% Change	February 29, 2020	March 2, 2019	% Change
Sales
Architectural Framing Systems	$153,164	$170,636	(10)%	$686,596	$720,829	(5)%
Architectural Glass	98,329	103,670	(5)%	387,191	367,203	5%
Architectural Services	73,352	66,264	11%	269,140	286,314	(6)%
Large-Scale Optical	21,461	23,971	(10)%	87,911	88,493	(1)%
Eliminations	(9,206)	(18,286)	(50)%	(43,399)	(60,202)	(28)%
Total	$337,100	$346,255	(3)%	$1,387,439	$1,402,637	(1)%
Operating income (loss)
Architectural Framing Systems	$1,968	$6,107	(68)%	$36,110	$49,660	(27)%
Architectural Glass	3,809	7,334	(48)%	20,760	16,503	26%
Architectural Services	8,500	9,074	(6)%	23,582	30,509	(23)%
Large-Scale Optical	7,081	7,158	(1)%	22,642	23,003	(2)%
Corporate and other	(5,720)	(44,451)	(87)%	(15,246)	(52,391)	(71)%
Total	$15,638	$(14,778)	N/M	$87,848	$67,284	31%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
In thousands	February 29, 2020	March 2, 2019
Assets
Current assets	$381,910	$371,898
Net property, plant and equipment	324,386	315,823
Other assets	422,695	380,447
Total assets	$1,128,991	$1,068,168
Liabilities and shareholders' equity
Current liabilities	$271,457	$227,512
Current debt	155,400	—
Long-term debt	62,500	245,724
Other liabilities	122,856	98,615
Shareholders' equity	516,778	496,317
Total liabilities and shareholders' equity	$1,128,991	$1,068,168

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Consolidated Statement of Cash Flows
(Unaudited)
	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended
In thousands	February 29, 2020	March 2, 2019
Net earnings	$61,914	$45,694
Depreciation and amortization	46,795	49,798
Share-based compensation	6,607	6,286
Proceeds from new markets tax credit transaction, net of deferred costs	—	8,850
Other, net	8,341	(7,019)
Changes in operating assets and liabilities
Receivables	(4,217)	18,164
Inventories	7,142	5,114
Costs and earnings on contracts in excess of billings	(18,468)	(48,712)
Accounts payable and accrued expenses	(375)	7,600
Billings in excess of costs and earnings on uncompleted contracts	11,314	9,026
Refundable and accrued income taxes	(8,726)	3,680
Other, net	(3,065)	(2,058)
Net cash provided by operating activities	107,262	96,423
Capital expenditures	(51,428)	(60,717)
Proceeds on sale of property	5,307	12,333
Purchases of marketable securities	(7,012)	(9,213)
Sales/maturities of marketable securities	7,768	6,110
Other, net	(1,673)	(2,209)
Net cash used by investing activities	(47,038)	(53,696)
Borrowings on line of credit	229,000	363,000
Proceeds from issuance of term debt	150,000	—
Payments on line of credit	(406,500)	(333,000)
Repurchase and retirement of common stock	(25,140)	(43,326)
Dividends paid	(18,714)	(17,864)
Other, net	(3,160)	(1,136)
Net cash used by financing activities	(74,514)	(32,326)
(Decrease) increase in cash and cash equivalents	(14,290)	10,401
Effect of exchange rates on cash	1	(519)
Cash, cash equivalents and restricted cash at beginning of year	29,241	19,359
Cash, cash equivalents and restricted cash at end of year	$14,952	$29,241

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
In thousands	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Net earnings (loss)	$11,958	$(12,084)	$61,914	$45,694
Cooperation agreement advisory costs	—	—	2,776	—
Acquired EFCO project matters	2,000	42,598	(635)	40,948
Amortization of short-lived acquired intangibles	—	239	—	4,894
Impairment charge	—	3,141	—	3,141
Income tax impact on above adjustments	(306)	(10,851)	(478)	(11,560)
Adjusted net earnings	$13,652	$23,043	$63,577	$83,117

	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Earnings (loss) per diluted common share	$0.45	$(0.45)	$2.32	$1.63
Cooperation agreement advisory costs	—	—	0.10	—
Acquired EFCO project matters	0.07	1.57	(0.02)	1.46
Amortization of short-lived acquired intangibles	—	0.01	—	0.17
Impairment charge	—	0.12	—	0.11
Income tax impact on above adjustments	(0.01)	(0.40)	(0.02)	(0.41)
Adjusted earnings per diluted common share	$0.51	$0.85	$2.38	$2.96

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income and Adjusted Operating Margin

	Thirteen Weeks Ended February 29, 2020
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$1,968	1.3%	$(5,720)	$15,638	4.6%
Acquired EFCO project matters	—	—	2,000	2,000	0.6
Adjusted operating income (loss)	$1,968	1.3%	$(3,720)	$17,638	5.2%

	Thirteen Weeks Ended March 2, 2019
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$6,107	3.6%	$(44,451)	$(14,778)	(4.3)%
Amortization of short-lived acquired intangibles	239	0.1	—	239	0.1
Acquired EFCO project matters	—	—	42,598	42,598	12.3
Impairment charge	3,141	1.8	—	3,141	0.9
Adjusted operating income (loss)	$9,487	5.6%	$(1,853)	$31,200	9.0%

	Fifty-two Weeks Ended February 29, 2020
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$36,110	5.3%	$(15,246)	$87,848	6.3%
Cooperation agreement advisory costs	—	—	2,776	2,776	0.2
Acquired EFCO project matters	—	—	(635)	(635)	—
Adjusted operating income (loss)	$36,110	5.3%	$(13,105)	$89,989	6.5%

	Fifty-two Weeks Ended March 2, 2019
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$49,660	6.9%	$(52,391)	$67,284	4.8%
Amortization of short-lived acquired intangibles	4,894	0.7	—	4,894	0.3
Acquired EFCO project matters	—	—	40,948	40,948	2.9
Impairment charge	3,141	0.4	—	3,141	0.2
Adjusted operating income (loss)	$57,695	8.0%	$(11,443)	$116,267	8.3%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA and Adjusted EBITDA
	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
In thousands	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Net earnings (loss)	$11,958	$(12,084)	$61,914	$45,694
Income tax expense (benefit)	2,160	(5,062)	17,836	12,968
Interest and other expense, net	1,520	2,368	8,098	8,622
Depreciation and amortization	12,114	11,420	46,795	49,798
EBITDA	$27,752	$(3,358)	$134,643	$117,082
Cooperation agreement advisory costs	—	—	2,776	—
Acquired EFCO project matters	2,000	42,598	(635)	40,948
Impairment charge	—	3,141	—	3,141
Adjusted EBITDA	$29,752	$42,381	$136,784	$161,171

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com